UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2011

Nielsen Holdings N.V.

The Nielsen Company B.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-35042 333-142546-29	98-0662038 98-0366864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway New York, New York 10003 (646) 654-5000	Diemerhof 2 1112 XL Diemen The Netherlands +31 20 398 8777

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2011, Nielsen Holdings N.V. (the “Company”), Valcon Acquisition Holding (Luxembourg) S.à.r.l., a private limited company incorporated under the laws of Luxembourg and the direct parent of the Company (“Luxco”), and certain executive officers of the Company (the “Officer Stockholders”), entered into amendments (each, an “Amendment Agreement”) to (i) the Management Stockholder’s Agreement by and among the Company, Luxco and such executive officer (each, a “Management Stockholder’s Agreement”) and (ii) the Sale Participation Agreement between Luxco and such executive officer (each, a “Sale Participation Agreement” and, together with the Management Stockholder’s Agreements, the “Agreements”).

Under the terms of the Amendment Agreements, the Officer Stockholders will be released from the transfer restrictions relating to shares of the Company’s capital stock held by them as set forth in the Management Stockholder’s Agreements according to the following schedule:

(i) as of the date upon which the investment funds associated with AlpInvest Partners, The Blackstone Group, The Carlyle Group, Hellman & Friedman, Kohlberg Kravis Roberts & Co. and Thomas H. Lee Partners (collectively, the “Investors”) complete a sale of shares of common stock of the Company held by them either through a registered public offering or by a sale to a third party, such third party not being an Investor, transfer restrictions will be released with respect to 33 1/3% of the shares held by such Officer Stockholder as of the date of such sale (the “Secondary Sale Date”);

(ii) as of the date which is five months after the Secondary Sale Date, transfer restrictions will be released with respect to an additional 33 1/3% of the shares held by such Officer Stockholder; and

(iii) as of January 1, 2013, transfer restrictions will be released with respect to all shares held by such Officer Stockholder regardless of whether any secondary sale by the Investors has occurred.

Furthermore, under the terms of the Amendment Agreements, if an Officer Stockholder’s active employment with the Company is terminated as a result of his or her death or permanent disability or without cause by the Company, or by such Officer Stockholder with good reason, then transfer restrictions will be released with respect to all of the shares then held by such Officer Stockholder. If an Officer Stockholder’s active employment with the Company is terminated by him or her without good reason, then transfer restrictions will be released with respect to 50% of the shares received by such Officer Stockholder at or subsequent to such termination through the exercise of options, solely for the purpose of satisfying such Officer Stockholder’s withholding tax liability relating to such exercise.

In addition, the Amendment Agreements terminate the piggyback registration rights of the Officer Stockholders relating to shares of the Company’s capital stock held by them as set forth in the Management Stockholder’s Agreement, as well as the tag-along rights of the Officer Stockholders to include their shares in a proposed sale by the Investors as set forth in the Sale Participation Agreement.

In connection with the execution of the Amendment Agreements, the Company also entered into similar amendments to the Agreements with other officers and employees of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2011

NIELSEN HOLDINGS N.V. THE NIELSEN COMPANY B.V.

By:	/s/ James W. Cuminale
Name:	James W. Cuminale
Title:	Chief Legal Officer